ALSTON&BIRD LLP

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April 7, 2006

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31201

Re:	Universal Shelf Registration Statement on Form S-3 (No. 333-132661)

Ladies and Gentlemen:

We have acted as counsel to Security Bank Corporation, a Georgia corporation (the ”Company”), in connection with the filing of the above-referenced Registration Statement (the ”Registration Statement”) with the Securities and Exchange Commission (the ”Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following Company securities (collectively, the “Registered Securities”): (i) shares of common stock, par value $1.00 per share (the “Common Stock”); (ii) senior debt securities (the “Senior Debt Securities”); (iii) subordinated debt securities (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase any of the securities described in clauses (i)—(iii) (collectively, the “Warrants”); and (v) units representing an interest in two or more debt or equity securities of the Company, which may or may not be separable from one another (the “Units”). The Registered Securities will have an aggregate offering price of up to $100,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Each series of Debt Securities will be issued pursuant to a note in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Note”) and to an indenture (as amended or supplemented from time to time, the “Indenture”) relating to Debt Securities between the Company and a bank or trust company, as trustee (the “Trustee”). Each Warrant will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Unit will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (“Unit Agreement”).

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

Security Bank Corporation

April 7, 2006

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Georgia. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto.

Our opinions set forth below are limited to the laws of the State of Georgia and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been issued in the form and contain the terms set forth in the Registration Statement, the Indenture and such appropriate corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such appropriate corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such appropriate corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Security Bank Corporation

April 7, 2006

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

/s/ Alston & Bird LLP